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                                                                    EXHIBIT 4.10


                             SUPPLEMENTAL INDENTURE
                       DELIVERED BY SUBSEQUENT GUARANTORS

         SUPPLEMENTAL INDENTURE (this "Supplemental Indenture"), dated as of May 15, 2001, among Generac Portable Products, Inc.*, a Delaware corporation, (the "Guaranteeing Subsidiary"), a subsidiary of Briggs & Stratton Corporation (or its permitted successor), a Wisconsin corporation (the "Company"), the Company, the other Guarantors (as defined in the Indenture referred to herein) and Bank One, N.A., as Trustee under the indenture referred to below (the "Trustee").

                               W I T N E S S E T H

         WHEREAS, the Company has heretofore executed and delivered to the Trustee an indenture (the "Indenture"), dated as of May 14, 2001, providing for the issuance of an aggregate principal amount of up to $275,000,000 of 8.875% Senior Notes due March 15, 2011 (the "Notes");

         WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Subsidiary shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Subsidiary shall unconditionally guarantee all of the Company's Obligations under the Notes and the Indenture on the terms and conditions set forth herein (the "Subsidiary Guarantee"); and

         WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

         NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Guaranteeing Subsidiary and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders as follows:

         1. CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

         2. AGREEMENT TO GUARANTEE. The Guaranteeing Subsidiary hereby agrees as follows:

                  (a) Along with all Guarantors named in the Indenture, to jointly and severally Guarantee to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of the Indenture, the Notes or the obligations of the Company hereunder or thereunder, that:

                           (i) the principal, premium, if any, of and interest and Special Interest, if any, on the Notes will be promptly paid in full when due, whether at maturity, by acceleration, redemption, repurchase or otherwise, and interest on the overdue principal of and interest and Special Interest on the Notes, if any, if lawful, and all other Obligations of the Company to the Holders or the Trustee hereunder or thereunder will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and

                           (ii) in case of any extension of time of payment or
                  renewal of any Notes or any of such other Obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise, subject to the limitations set forth in the Indenture. Failing payment when due of any amount so guaranteed or any performance so



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                  guaranteed for whatever reason, the Guarantors shall be
                  jointly and severally obligated to pay the same immediately.

                  (b) The Obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or the Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of guarantor.

                  (c) The following is hereby waived: diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever.

                  (d) This Subsidiary Guarantee shall not be discharged except by complete performance of the obligations contained in the Notes and the Indenture, and the Guaranteeing Subsidiary accepts all Obligations of a Guarantor under the Indenture.

                  (e) If any Holder or the Trustee is required by any court or otherwise to return to the Company, the Guarantors, or any Custodian acting in relation to either the Company or the Guarantors, any amount paid by either to the Trustee or such Holder, this Subsidiary Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect.

                  (f) The Guaranteeing Subsidiary shall not be entitled to any right of subrogation in relation to the Holders in respect of any Obligations guaranteed hereby until payment in full of all Obligations guaranteed hereby.

                  (g) As between the Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the Obligations guaranteed hereby may be accelerated as provided in Article 6 of the Indenture for the purposes of this Subsidiary Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Obligations guaranteed hereby, and
         (y) in the event of any declaration of acceleration of such Obligations as provided in Article 6 of the Indenture, such Obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantors for the purpose of this Subsidiary Guarantee (subject to any subsequent rescission or cancellation of any acceleration in accordance with Section 6.02 of the Indenture).

                  (h) The Guarantors shall have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Holders under the Subsidiary Guarantee.

                  (i) Pursuant to Section 10.02 of the Indenture, after giving effect to any maximum amount and any other contingent and fixed liabilities that are relevant under any applicable Bankruptcy Law or fraudulent conveyance laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the Obligations of such other Guarantor under Article 10 of the Indenture, this new Subsidiary Guarantee shall be limited to the maximum amount permissible such that the Obligations of such Guarantor under this Subsidiary Guarantee will not constitute a fraudulent transfer or conveyance.


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         3.       EXECUTION AND DELIVERY. Each Guaranteeing Subsidiary agrees that the Subsidiary Guarantee shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Subsidiary Guarantee.

         4.       GUARANTEEING SUBSIDIARY MAY CONSOLIDATE, ETC. ON CERTAIN
TERMS.

                  (a) Except as otherwise provided in Section 5 below, the Guaranteeing Subsidiary may not (i) consolidate with or merge with or into (whether or not such Guarantor is the surviving Person) another Person or (ii) sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its assets in one or more related transactions to another Person unless:

                  (i) subject to Section 5 below either: (x) the Person formed by or surviving any such consolidation or merger (if other than a Guarantor or the Company) or the Person acquiring the assets in any such sale, assignment, transfer, lease, conveyance or other disposition unconditionally assumes all the Obligations of such Guarantor under the Notes, the Indenture, the Subsidiary Guarantee and the Registration Rights Agreement, pursuant to a supplemental indenture in form and substance reasonably satisfactory to the Trustee, on the terms set forth herein or therein; or (y) the Net Proceeds of such sale, assignment, transfer, lease, conveyance or other disposition are applied in accordance with the applicable provisions of the Indenture; and

                           (ii) immediately after giving effect to such
                  transaction, no Default or Event of Default exists.

                  (b) In case of any such consolidation, merger, sale, assignment, transfer, lease or conveyance and upon the assumption by the successor Person, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the Subsidiary Guarantee endorsed upon the Notes and the due and punctual performance of all of the covenants and conditions of the Indenture to be performed by the Guarantor, such successor Person shall succeed to and be substituted for the Guarantor with the same effect as if it had been named herein as a Guarantor. Such successor Person thereupon may cause to be signed any or all of the Subsidiary Guarantees to be endorsed upon all of the Notes issuable under the Indenture which theretofore shall not have been signed by the Company and delivered to the Trustee. All the Subsidiary Guarantees so issued shall in all respects have the same legal rank and benefit under the Indenture as the Subsidiary Guarantees theretofore and thereafter issued in accordance with the terms of the Indenture as though all of such Subsidiary Guarantees had been issued at the date of the execution hereof.

                  (c) Except as set forth in Articles 4 and 5 of the Indenture, and notwithstanding clauses (a) and (b) above, nothing contained in the Indenture or in any of the Notes shall prevent any consolidation or merger of a Guarantor with or into the Company or another Guarantor, or shall prevent any sale, assignment, transfer, lease or conveyance of all or substantially all of the assets of a Guarantor to the Company or another Guarantor.

         5.       RELEASES.

                  (a) In the event of (i) a sale or other disposition of all or substantially all of the assets of any Guarantor, by way of merger, consolidation or otherwise, or (ii) a sale or other disposition of all the Capital Stock of any Guarantor, in each case to a Person that is not (either before or after giving effect to such transaction) a Significant Domestic Subsidiary of the Company, then such Guarantor (in the case of clause (ii)) or the



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         Person acquiring the assets (in the case of clause (i)) will be released and relieved of any Obligations under its Subsidiary Guarantee if the transaction described in clause (i) or (ii) complies with the applicable provisions of the Indenture, including without limitation
         Section 4.10 of the Indenture. Upon delivery by the Company to the Trustee of an Officer's Certificate and an Opinion of Counsel to the effect that such sale or other disposition was made in accordance with the provisions of the Indenture, the Trustee shall execute any documents reasonably required in order to evidence the release of any Guarantor from its Obligations under its Subsidiary Guarantee.

                  (b) Any Guarantor not released from its obligations under its Subsidiary Guarantee shall remain liable for the full amount of principal of, premium and Liquidated Damages, if any, and interest on the Notes and for the other obligations of any Guarantor under the Indenture as provided in Article 10 of the Indenture.

         6. NO RECOURSE AGAINST OTHERS. No past, present or future director, officer, employee, incorporator, shareholder or other agent of the Guaranteeing Subsidiary, as such, shall have any liability for any Obligations of the Company or any Guarantor under the Notes, any Subsidiary Guarantees, the Indenture or this Supplemental Indenture or for any claim based on, in respect of, or by reason of, such Obligations or their creation. Each Holder of the Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

         7. NEW YORK LAW TO GOVERN. THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

         8. COUNTERPARTS. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

         9. EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.

         10. THE TRUSTEE. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Subsidiary and the Company.


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         IN WITNESS WHEREOF, the parties hereto have caused this Supplemental
Indenture to be duly executed and attested, all as of the date first above written.



                                      GENERAC PORTABLE PRODUCTS, INC.

                                      By:    /s/ John S. Shiely
                                         ---------------------------------------
                                      Name:  John S. Shiely
                                      Title: President

                                      BRIGGS & STRATTON CORPORATION

                                      By:    /s/ John S. Shiely
                                         ---------------------------------------
                                      Name:  John S. Shiely
                                      Title: President

                                      GPPW, INC.

                                      By:    /s/ John S. Shiely
                                         ---------------------------------------
                                      Name:  John S. Shiely
                                      Title: President

                                      GPPD, INC.

                                      By:    /s/ John S. Shiely
                                         ---------------------------------------
                                      Name:  John S. Shiely
                                      Title: President

                                      GENERAC PORTABLE PRODUCTS, LLC

                                      By:    /s/ Carita Twinem
                                         ---------------------------------------
                                      Name:  Carita R. Twinem
                                      Title: Treasurer

                                      BANK ONE, N.A.,
                                        as Trustee

                                      By:    /s/ Marla S. Roth
                                         ---------------------------------------
                                             Authorized Signatory


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*  GPPD, Inc., GPPW, Inc. and Generac Portable Products, LLC each executed and delivered separate Supplemental Indentures in this form as the "Guaranteeing Subsidiary."



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